
<ARTICLE> OPUR1          <<<--- CUSTOMER PLEASE CHECK
<LEGEND>
The Schedule contains summary financial information extracted from the consolidated financial statements of Old Dominion electric cooperative and is qualified in its entirety by reference to such consolidated financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                      817,154
<OTHER-PROPERTY-AND-INVEST>                    162,503
<TOTAL-CURRENT-ASSETS>                         150,832
<TOTAL-DEFERRED-CHARGES>                        29,756
<OTHER-ASSETS>                                   7,435
<TOTAL-ASSETS>                               1,167,680
<COMMON>                                             0
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            193,095<F1>
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<LONG-TERM-DEBT-NET>                           634,117
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                   18,228
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                          0
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 322,240
<TOT-CAPITALIZATION-AND-LIAB>                1,167,680
<GROSS-OPERATING-REVENUE>                      262,693
<INCOME-TAX-EXPENSE>                                 0
<OTHER-OPERATING-EXPENSES>                     215,198
<TOTAL-OPERATING-EXPENSES>                     215,198
<OPERATING-INCOME-LOSS>                         47,495
<OTHER-INCOME-NET>                               2,267
<INCOME-BEFORE-INTEREST-EXPEN>                  49,762
<TOTAL-INTEREST-EXPENSE>                        41,420
<NET-INCOME>                                     8,342
<PREFERRED-STOCK-DIVIDENDS>                          0
<EARNINGS-AVAILABLE-FOR-COMM>                        0
<COMMON-STOCK-DIVIDENDS>                             0
<TOTAL-INTEREST-ON-BONDS>                            0
<CASH-FLOW-OPERATIONS>                          90,406
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Old Dominion is organized and operated as a cooperative. Patronage capital is the retained net margins of Old Dominion which have been allocated to its members based ontheir respective power purchases in accordnace with Old Dominion's bylaws.

